UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey	08854
(Address of principal executive offices)	(Zip Code)

(732) 980-4500

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On July 22, 2013, Timothy G. Daly informed Enzon Pharmaceuticals, Inc. (the “Company”) that he will be resigning, effective August 9, 2013, as the Company’s Vice President, Controller and Chief Accounting Officer to pursue a new career opportunity. The Compensation Committee of the Board of Directors of the Company, in consultation with the Company’s other independent directors, approved a separation payment for Mr. Daly in the amount of $33,521 for his service to date for fiscal year 2013 and his assistance in transitioning his responsibilities. Following the effective date of his resignation, it is expected that Mr. Daly will provide consulting services on an hourly basis to the Company during such transition. George W. Hebard III, the Company’s Interim Principal Executive Officer and Interim Chief Operating Officer, will assume the function of the Company’s principal financial officer upon the effective date of Mr. Daly’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: July 25, 2013	By:	/s/ Andrew Rackear
	Name:	Andrew Rackear
	Title:	Vice President and General Counsel